UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 26, 2012

Jacobs Engineering Group Inc.
(Exact name of Registrant as specified in its charter)

Delaware	1-7463	95-4081636
(State of incorporation)	(SEC File No.)	(IRS Employer identification number)

1111 S. Arroyo Parkway, Pasadena, California	91105
(Address of principal executive offices)	(Zip code)

Registrant's telephone number (including area code): (626) 578-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2012, the shareholders of Jacobs Engineering Group Inc. (the "Company") approved the amendment and restatement of the Company's 1999 Stock Incentive Plan (as amended and restated, the "Stock Incentive Plan") at the Company's Annual Meeting of Shareholders to permit the grant of incentive bonuses and to approve the performance goals under the Stock Incentive Plan for compliance in the Section 162(m) of the Internal Revenue Code of 1986.
The foregoing summary description of the amendment to the Stock Incentive Plan is qualified in its entirety by reference to the actual terms of the Stock Incentive Plan, which is attached hereto as Exhibit 10.1. For additional information regarding the Stock Incentive Plan, please refer to Proposal No. 4 (Approval of Amendment and Restatement of the 1999 Stock Incentive Plan) on pages 8-15 of the Company's 2012 Proxy Statement, as filed with the Securities and Exchange Commission on December 16, 2011.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

10.1    Jacobs Engineering Group Inc. 1999 Stock Incentive Plan, as Amended and             Restated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACOBS ENGINEERING GROUP INC.

By:    /s/ John W. Prosser, Jr.
Name:    John W. Prosser, Jr.
Title:    Executive Vice President
Finance and Administration

Date:    January 27, 2012

EXHIBIT INDEX

10.1    Jacobs Engineering Group Inc. 1999 Stock Incentive Plan, as Amended and Restated.